NEWS
RELEASE

FOR IMMEDIATE RELEASE

For Third Quarter Fiscal 2026, Strattec Continued to Advance Transformation Efforts to Strengthen Business Performance

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Strong balance sheet provides financial flexibility with $107 million of cash; $11.4 million of cash generated from operations in the third quarter
•
Sales declined 4.5%, consistent with expectations, on lower North American OEM automotive production volumes of key platforms
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Gross margin improved 50 basis points year-over-year to 16.5%, despite the sales decline and 170 basis point foreign currency exchange rate headwind
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Net income attributable to Strattec was $3.2 million, or $0.78 per diluted share; Adjusted EBITDA1 was $10.1 million, or 7.3% of net sales

MILWAUKEE, WI, May 7, 2026 — Strattec (Nasdaq: STRT), a global provider of highly engineered access solutions for the automotive and mobility industries, today reported financial results for its third quarter of fiscal year 2026, which ended March 29, 2026.

Jennifer Slater, President and CEO of Strattec, said, “We are continuing to progress on our strategy to transform Strattec into a more predictable, higher performing business even as we continually face the challenges of the automotive industry including weak end market demand, platform changes, tariffs and the long-cycle nature of the sector. Our near-term objectives remain focused on improving our cost structure and driving a stronger more predictable business while positioning ourselves to win new opportunities on future platforms for model years 2029 and beyond and developing deeper relationships with both current and prospective customers.”

She concluded, “Our team is leaning into the challenges and recognizes there is still more work to be done. We are encouraged with our potential and are supported with a very solid balance sheet and strong cash generation.”

FY 2026 Third Quarter Financial Summary

Net sales were $137.6 million, down $6.5 million, or 4.5% from the prior-year period. Lower sales were the result of $7.7 million in lower volume including $3.4 million lower sales related to customer EV program cancellations. The volume declines were partially offset by $1.3 million in pricing including $0.6 million in tariff recoveries.

1 Refer to use of “Non-GAAP Financial Metrics and Additional Financial Information” as well as accompanying reconciliations to GAAP

3333 WEST GOOD HOPE ROAD MILWAUKEE, WI 53209	414.247.3333 WWW.STRATTEC.COM	NASDAQ: STRT

For Third Quarter Fiscal 2026, Strattec Continued to Advance Transformation Efforts to Strengthen Business Performance
May 7, 2026

Gross profit was $22.7 million, compared with $23.1 million in the prior year, on lower volume. Gross margin expanded 50 basis points to 16.5% primarily as a result of $1.7 million in restructuring savings and $0.6 million of recoveries from customer program cancellations. Partially offsetting these benefits were $2.5 million higher costs related to unfavorable changes in foreign exchange rates, a $0.5 million increase in labor and benefit costs, and $0.3 million of incremental tariff costs.

Selling, administrative and engineering (“SAE”) expenses increased $1.6 million to $17.6 million, or 12.8% of sales, compared with $16.0 million, or 11.1% of sales, in the prior-year period. Elevated SAE expenses included $1.4 million in business transformation and executive transition costs, $1.3 million increase in salaries and employee benefits and $0.4 million increase in professional fees. These costs were partially offset by $0.7 million in recoveries related to customer cancelled EV programs and restructuring savings of $0.2 million.

Interest income grew $0.4 million on higher cash balances, while interest expenses declined
$0.2 million on lower borrowings. Other expense increased $0.7 million primarily as a result of unfavorable foreign currency movements at the end of the reported period and related fair value adjustments to foreign currency forward contracts.

Net income attributable to Strattec was $3.2 million, or $0.78 per diluted share, compared with
$5.4 million, or $1.32 per diluted share, in the prior-year period. On an adjusted basis, third quarter fiscal 2026 net income attributable to Strattec was $3.7 million and adjusted diluted earnings per share1 was $0.90, compared with $1.50 in the prior year. Lower adjusted dilutive earnings per share was primarily the result of changes in foreign currency exchange rates, which unfavorably impacted year-over-year comparisons of both cost of goods sold and other income and expense.

Adjusted EBITDA1 for the quarter was $10.1 million compared with $12.9 million in the prior-year period. Adjusted EBITDA margin of 7.3%, compared with 8.9% in the fiscal 2025 third quarter.

Strong Balance Sheet

Cash from operations in the third quarter of fiscal 2026 was $11.4 million, compared with
$20.7 million in the prior-year period. Despite lower net income, cash from operations benefited from the collection of $5.0 million of VAT balances and $1.5 million in recovery of pre-production costs.

At March 29, 2026, Strattec had $107 million in cash and cash equivalents, up from
$99.0 million at the end of the second quarter of fiscal 2026 and $84.6 million at the end of the prior fiscal year. Subsequent to end of the quarter, the Company replaced its existing joint venture credit facility with a new revolving credit facility which extended the maturity date.

Third Quarter Fiscal Year 2026 Webcast and Conference Call

Strattec will host a conference call and webcast tomorrow, Friday, May 8, 2026, at 8:00 am Central Time/9:00 am Eastern Time to review the financial and operating results for the period ended March 29, 2026, and provide an update on its transformation progress. A question-and-answer session will follow.

For Third Quarter Fiscal 2026, Strattec Continued to Advance Transformation Efforts to Strengthen Business Performance
May 7, 2026

You can access the call by phoning +1 (201) 689-8470 or find the webcast and accompanying slide presentation at investors.strattec.com.

A telephonic replay will be available from 12:00 p.m. ET on the day of the call through Thursday, May 21, 2026. To listen to the archived call, dial +1 (412) 317-6671 and enter replay PIN 13759857. The webcast replay will be available on the Investor Relations section of the Company’s website investors.strattec.com, where a transcript will be posted once available.

About Strattec
Strattec is a global automotive access company that designs and delivers safe, secure, and highly engineered access solutions for the automotive and mobility industries. Built on generations of access and security engineering expertise, Strattec partners closely with OEMs to create differentiated, system‑level access experiences for end consumers. Strattec’s portfolio spans the access journey from Permission, enabling secure vehicle entry through advanced mechanical and electronic systems; to Motion, delivering effortless, reliable powered access that enhances everyday usability; and through to Hold, providing precision‑engineered latching solutions that give drivers confidence through proven strength, safety, and durability trusted by OEMs worldwide.

As access becomes increasingly intelligent, connected, and central to vehicle experience, Strattec’s strategy is to expand its market share, further diversify its customers and geographic reach while becoming the most trusted access partner to drive long‑term growth across global automotive and mobility markets. For more information, visit www.strattec.com.

Safe Harbor Statement

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.” Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to the same from foreign countries, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of the Company’s products and the products of its customers and fluctuations in costs of operation. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission. The forward-looking statements made herein are only made as of the date of this press release and the

For Third Quarter Fiscal 2026, Strattec Continued to Advance Transformation Efforts to Strengthen Business Performance
May 7, 2026

Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.

Use of Non-Gaap Financial Metrics and Additional Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Strattec provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Strattec’s management uses these measures to make strategic decisions, establish budget plans and forecasts, identify trends affecting Strattec’s business, and evaluate performance. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, will help investors evaluate Strattec’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

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Investor Contact:
Deborah K. Pawlowski, IRC Alliance Advisors IR Phone: 716-843-3908 Email: dpawlowski@allianceadvisors.com

For Third Quarter Fiscal 2026, Strattec Continued to Advance Transformation Efforts to Strengthen Business Performance
May 7, 2026

STRATTEC SECURITY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
Net sales	$137,632	$144,082	$427,565	$413,053
Cost of goods sold	114,971	120,977	355,848	353,876
Gross profit	22,661	23,105	71,717	59,177
Gross margin	16.5%	16.0%	16.8%	14.3%
Selling, administrative and engineering expenses	17,615	16,020	51,362	44,895
Income from operations	5,046	7,085	20,355	14,282
Operating margin	3.7%	4.9%	4.8%	3.5%
Interest income	879	529	2,641	1,286
Interest expense	(70)	(243)	(322)	(795)
Other (expense) income, net	(748)	(16)	668	(369)
Income before provision for income taxes and non-controlling interest	5,107	7,355	23,342	14,404
Income tax expense	1,282	1,644	5,337	3,547
Net income	3,825	5,711	18,005	10,857
Net income attributable to non-controlling interest	585	315	1,289	439
Net income attributable to Strattec	$3,240	$5,396	$16,716	$10,418

Earnings per share attributable to Strattec
Basic	$0.79	$1.34	$4.10	$2.59
Diluted	$0.78	$1.32	$4.04	$2.56

Weighted average shares outstanding:
Basic	4,085	4,039	4,073	4,026
Diluted	4,141	4,085	4,133	4,067

For Third Quarter Fiscal 2026, Strattec Continued to Advance Transformation Efforts to Strengthen Business Performance
May 7, 2026

STRATTEC SECURITY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share amounts)

	March 29, 2026	June 29, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$106,957	$84,579
Receivables, net	102,164	102,061
Inventories, net	73,401	64,701
Pre-production costs	5,304	8,657
Value-added tax recoverable	9,935	19,389
Other current assets	6,396	10,676
Total current assets	304,157	290,063
Noncurrent Assets:
Property, plant and equipment, net	71,400	77,410
Deferred income taxes	19,694	19,531
Other long-term assets	4,296	4,450
Total Assets	$399,547	$391,454
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$64,742	$65,824
Accrued payroll and benefits	18,074	22,956
Value-added tax payable	7,905	11,933
Warranty reserve	8,603	8,900
Current portion of borrowings under credit facilities	1,000	—
Other current liabilities	15,522	9,737
Total current liabilities	115,846	119,350
Noncurrent Liabilities:
Noncurrent portion of borrowings under credit facilities	—	8,000
Post-employment benefits	12,774	13,325
Other noncurrent liabilities	3,774	4,348
Total Liabilities	132,394	145,023
Shareholders’ Equity:
Common stock, authorized 18,000,000 shares, $.01 par value, 7,701,768 issued shares at March 29, 2026 and 7,635,883 issued shares at June 29, 2025	77	76
Capital in excess of par value	106,425	103,784
Retained earnings	286,013	269,297
Accumulated other comprehensive loss	(15,209)	(16,113)
Less: treasury stock, at cost (3,616,086 shares at March 29, 2026 and 3,596,549 shares at June 29, 2025)	(136,795)	(135,452)
Total Strattec shareholders’ equity	240,511	221,592
Non-controlling interest	26,642	24,839
Total Shareholders' Equity	267,153	246,431
Total Liabilities and Shareholders' Equity	$399,547	$391,454

For Third Quarter Fiscal 2026, Strattec Continued to Advance Transformation Efforts to Strengthen Business Performance
May 7, 2026

STRATTEC SECURITY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
OPERATING ACTIVITIES:
Net income	$3,825	$5,711	$18,005	$10,857
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,772	3,746	11,450	10,952
Foreign currency transaction loss (gain)	(603)	141	531	(1,052)
Stock-based compensation expense	811	760	2,605	1,839
Unrealized (gain) loss on peso forward contracts	3,182	(705)	2,810	231
Other, net	(439)	261	105	1,077
Change in operating assets and liabilities
Receivables	(11,266)	(17,616)	1,628	(10,237)
Inventories	(1,467)	5,920	(8,700)	6,058
Prepaids and other assets	5,333	(1,850)	11,982	5,994
Accounts payable	5,428	20,720	(934)	16,730
Accrued liabilities	2,865	3,632	(2,832)	(948)
Net cash provided by operating activities	11,441	20,720	36,650	41,501
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(1,752)	(1,170)	(5,913)	(4,160)
Proceeds from sale of property, plant and equipment	—	—	259	—
Net cash used in investing activities	(1,752)	(1,170)	(5,654)	(4,160)
FINANCING ACTIVITIES:
Borrowings under credit facilities	—	—	—	3,000
Repayment of borrowings under credit facilities	(1,500)	—	(7,000)	(3,000)
Payment for debt issuance costs	—	—	(98)	—
Payment for taxes withheld from stock-based awards	(79)	—	(1,353)	—
Share issuances	16	16	47	44
Net cash (used in) provided by financing activities	(1,563)	16	(8,404)	44
Foreign currency impact on cash	(196)	(85)	(214)	(689)
NET INCREASE IN CASH AND CASH EQUIVALENTS	7,930	19,481	22,378	36,696

CASH AND CASH EQUIVALENTS
Beginning of period	99,027	42,625	84,579	25,410
End of period	$106,957	$62,106	$106,957	$62,106
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

For Third Quarter Fiscal 2026, Strattec Continued to Advance Transformation Efforts to Strengthen Business Performance
May 7, 2026

Cash paid during the period for:
Income taxes	$764	$596	$1,921	$9,135
Interest	$34	$172	$218	$731
Non-cash investing activities:
Change in capital expenditures in accounts payable	$(7)	$1,176	(7)	$726

For Third Quarter Fiscal 2026, Strattec Continued to Advance Transformation Efforts to Strengthen Business Performance
May 7, 2026

	Strattec Security Corporation Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share amounts)
	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
NET SALES:
Net Sales (GAAP)	$139,052	$129,919	$144,082	$152,013	$565,066	$152,399	$137,534	$137,632		$427,565

ADJUSTED EBITDA:
Net income attributable to Strattec (GAAP)	$3,703	$1,319	$5,396	$8,267	$18,685	$8,529	$4,947	$3,240		$16,716
Net income (loss) attributable to non-controlling interest	45	79	315	(205)	234	8	696	585		1,289
Income tax expense	1,498	405	1,644	2,170	5,717	2,356	1,699	1,282		5,337
Other (income) expense, net	(129)	482	16	(1,189)	(820)	275	(1,691)	748		(668)
Interest income	(349)	(408)	(529)	(753)	(2,039)	(877)	(885)	(879)		(2,641)
Interest expense	295	257	243	212	1,007	156	96	70		322
Income from operations	5,063	2,134	7,085	8,502	22,784	10,447	4,862	5,046	-	20,355

Adjustments:
Depreciation	3,662	3,544	3,746	3,812	$14,764	3,785	3,893	3,772		$11,450
Non-cash stock-based compensation	188	891	760	887	2,726	669	1,125	811		2,605
Restructuring and similar charges	-	265	809	(676)	398	-	1,305	424		1,729
Retroactive FY23 one-time pricing recovery, net	-	-	-	-	-	-	-			-
Cancelled program settlements	-	-	-	-	-	-	-	(1,323)		(1,323)
Executive transition costs	941	921	214	(17)	2,058	136	88	423		647
Business transformation costs	74	215	259	479	1,027	514	994	960		2,468
	4,865	5,836	5,788	4,485	20,974	5,104	7,405	5,067	-	17,576
Adjusted EBITDA (Non-GAAP)	$9,928	$7,970	$12,873	$12,987	$43,758	$15,551	$12,267	$10,113	$-	$37,931

Adjusted EBITDA as a % of Net Sales	7.1%	6.1%	8.9%	8.5%	7.7%	10.2%	8.9%	7.3%		8.9%

For Third Quarter Fiscal 2026, Strattec Continued to Advance Transformation Efforts to Strengthen Business Performance
May 7, 2026

ADJUSTED NET INCOME AND EARNINGS/(LOSS) PER SHARE:
Net income attributable to Strattec (GAAP)	$3,703	$1,319	$5,396	$8,267	$18,685	$8,529	$4,947	$3,240		$16,716
Adjustments:
Restructuring and similar charges	-	265	809	(676)	398	570	1,165	572		2,307
Cancelled program settlements	-	-	-	-	-	-	-	(1,323)		(1,323)
Executive transition costs	1,224	1,225	214	115	2,778	136	88	423		647
Business transformation costs	74	215	259	479	1,027	514	994	960		2,468
Non-controlling interest impact on above adjustments	-	-	(160)	160	-	(196)	190	(9)		(15)
Tax effect on above adjustments	(292)	(384)	(376)	107	(945)	(383)	(335)	(139)		(857)
	1,006	1,321	746	185	3,258	641	2,102	484	-	3,227
Adjusted Net Income attributable to Strattec (Non-GAAP)	$4,709	$2,640	$6,142	$8,452	$21,943	$9,170	$7,049	$3,724	$-	$19,943

Weighted Average Basic Shares Outstanding	4,005	4,035	4,039	4,039	4,030	4,054	4,080	4,085		4,073
Weighted Average Diluted Shares Outstanding	4,046	4,070	4,085	4,105	4,076	4,127	4,131	4,141		4,133

Diluted earnings per share (GAAP)	$0.92	$0.32	$1.32	$2.01	$4.58	$2.07	$1.20	$0.78		$4.04
Adjusted dilutive earnings per share (Non-GAAP)	$1.16	$0.65	$1.50	$2.06	$5.38	$2.22	$1.71	$0.90		$4.83